SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 24, 2003

FOOTSTAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11681	22-3439443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crosfield Avenue, West Nyack, New York	10994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(845) 727-6500

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events and Regulation FD Disclosure

        As of September 24, 2003, Footstar, Inc. (the “Company”) entered into Amendment No. 4 to its Credit Agreement, dated as of October 18, 2002, by and among Footstar, Inc. and Footstar Corporation, the financial institutions named therein as Lenders, Fleet National Bank, as Swingline Lender and as Administrative Agent, Fleet Retail Finance Inc., as Collateral Agent, Congress Financial Corporation and Wells Fargo Retail Finance, LLC, as Syndication Agents and JPMorgan Chase Bank, as Documentation Agent. Amendment No. 4, among other things, increases the principal amount of the term loan from $70 million to $90 million and the overall principal amount of the credit facility from $325 million to $345 million.

        Amendment No. 4 is included as Exhibit 99.1 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Amendment No. 4, dated as of September 24, 2003, to Credit Agreement, dated as of October 18, 2002, by and among Footstar, Inc. and Footstar Corporation, the financial institutions named therein as Lenders, Fleet National Bank, as Swingline Lender and as Administrative Agent, Fleet Retail Finance Inc., as Collateral Agent, Congress Financial Corporation and Wells Fargo Retail Finance, LLC, as Syndication Agents and JPMorgan Chase Bank, as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2003	FOOTSTAR, INC. By: MAUREEN RICHARDS —————————————— Name: Maureen Richards Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Amendment No. 4, dated as of September 24, 2003, to Credit Agreement, dated as of October 18, 2002, by and among Footstar, Inc. and Footstar Corporation, the financial institutions named therein as Lenders, Fleet National Bank, as Swingline Lender and as Administrative Agent, Fleet Retail Finance Inc., as Collateral Agent, Congress Financial Corporation and Wells Fargo Retail Finance, LLC, as Syndication Agents and JPMorgan Chase Bank, as Documentation Agent.